BURLINGTON RESOURCES INC.
                            EARNINGS (LOSS) PER SHARE
                                  EXHIBIT 11.1
                                   (UNAUDITED)


                                                                                        SECOND QUARTER
                                                                             1996                          1995
                                                                  ---------------------------   ---------------------------
                                                                   Earnings       Shares          Earnings         Shares
                                                                  ---------------------------   ---------------------------

                                                                       (Dollars in Millions, Except per Share Amounts)
Primary earnings (loss) per common share
   Net earnings (loss) available for common stock and
      weighted average number of common
      shares outstanding                                          $       48     125,847,741    $        2      126,564,350
   Stock options assumed exercised - net                                   -         442,959             -          492,207
                                                                  ----------     -----------    ----------      -----------

   Total net earnings (loss) and primary common shares            $       48     126,290,700    $        2      127,056,557
                                                                  ==========     ===========    ==========      ===========



   Primary earnings (loss) per common share                       $      .38                    $      .02
                                                                  ==========                    ==========


Fully diluted earnings (loss) per common share
   Net earnings (loss) available for common stock and
      weighted average number of common
      shares outstanding                                          $       48     125,847,741    $        2      126,564,350
   Stock options assumed exercised - net                                   -         518,857             -          591,774
                                                                  ----------     -----------    ----------      -----------

   Total net earnings (loss) and fully diluted common shares      $       48     126,366,598    $        2      127,156,124
                                                                  ==========     ===========    ==========      ===========


   Fully diluted earnings (loss) per common share                 $      .38                    $      .02
                                                                  ==========                    ==========


                                                                                         SIX MONTHS
                                                                  ---------------------------------------------------------
                                                                             1996                          1995
                                                                  ---------------------------   ---------------------------

                                                                   Earnings       Shares            Loss           Shares
                                                                  ---------------------------   ---------------------------

                                                                       (Dollars in Millions, Except per Share Amounts)
Primary earnings (loss) per common share
   Net earnings (loss) available for common stock and
      weighted average number of common
      shares outstanding                                          $       86     126,089,794    $       (3)     126,537,339
   Stock options assumed exercised - net                                   -         464,492             -          512,395
                                                                  ----------     -----------    ----------      -----------

   Total net earnings (loss) and primary common shares            $       86     126,554,286    $       (3)     127,049,734
                                                                  ==========     ===========    ==========      ===========


   Primary earnings (loss) per common share                       $      .68                    $     (.02)
                                                                  ==========                    ==========


Fully diluted earnings (loss) per common share
   Net earnings (loss) available for common stock and
      weighted average number of common
      shares outstanding                                          $       86     126,089,794    $       (3)     126,537,339
   Stock options assumed exercised - net                                   -         703,938             -          512,395
                                                                  ----------     -----------    ----------      -----------


   Total net earnings (loss) and fully diluted common shares      $       86     126,793,732    $       (3)     127,049,734
                                                                  ==========     ===========    ==========      ===========


   Fully diluted earnings (loss) per common share                 $      .68                    $     (.02)
                                                                  ==========                    ==========

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